Exhibit 10.4

PURCHASE OBLIGATION AGREEMENT

THIS PURCHASE OBLIGATION AGREEMENT (this “Agreement”) is entered into as of February 13, 2024 (the “Effective Date”), by and among IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and Self-Storage Portfolio V Exchange, L.L.C., a limited liability company (the “Trust Manager”), in its capacity as signatory trustee of Self-Storage Portfolio V DST, a Delaware statutory trust (the “Trust”), the Trust, AL Self-Storage DST, a Delaware statutory trust (the “AL DST”), and GA Self-Storage DST, a Delaware statutory trust (the “GA DST”, and together with the AL DST, “Sub-DSTs”). The Trust, the AL DST and the GA DST are hereinafter collectively referred to as the “Group Companies.”

WHEREAS, the Group Companies are governed by the Delaware Statutory Trust Act (Title 12, Chapter 38 §3801 et. seq.), as amended from time to time (the “Act”);

WHEREAS, the Trust owns 100% of the beneficial interests in the AL DST and the GA DST;

WHEREAS, the AL DST owns the land and improvements located at (i) 310 Ray Thorington Road, Montgomery, Alabama 36117 and (ii) 6855 Vaughn Road, Montgomery, Alabama 36116 (the “AL DST Properties”) and the GA DST owns the land and improvements located at (i) 3391 North Druid Hills Road, Decatur, Georgia 30033 and (ii) 1515 North Cobb Parkway, Marietta, Georgia 30062 (the “GA DST Properties”, and together with the AL DST Properties, the “Property”);

WHEREAS, each of the AL DST Properties and the GA DST Properties is subject to a master lease agreement (collectively, the “Master Leases”) between the AL DST and the GA DST, respectively, and affiliates (such affiliates, the “Master Tenants”) of Inland Private Capital Corporation, a Delaware corporation (“IPC”);

WHEREAS, the Property is managed by Metro Storage LLC, a Delaware limited liability company (“Metro Storage”), a third party unaffiliated with IPC, pursuant to a property management agreement between each of the Master Tenants and Metro Storage (together, the “Property Management Agreements”);

WHEREAS, the Operating Partnership intends to acquire all of the interests in the Trust (the “Interests”) from the owners of beneficial interests in the Trust (the “Beneficial Owners”), thereby acquiring the Property owned by Trust, indirectly, through its beneficial ownership of the AL DST and the GA DST (such interests being the “Sub-DST Interests”) (such transaction is the“ Transaction”);

WHEREAS, to effectuate the Transaction, the Operating Partnership is providing to the Beneficial Owners certain “Disclosure Materials Concerning Anticipated Transaction with IPC Alternative Real Estate Operating Partnership, LP” dated as of February 13, 2024 (together with all exhibits thereto, the “Disclosure Materials”);

WHEREAS, through the Disclosure Materials, the Operating Partnership is providing the Beneficial Owners the opportunity to elect to receive consideration in the form of cash (the “Cash Election”), or, in certain circumstances, to receive limited partnership interests in the Operating Partnership (collectively the “OP Units”) in lieu of cash (the “OP Unit Election”). Beneficial Owners that do not make either a Cash Election or an OP Unit Election will be deemed to have made a Cash Election in the Transaction;

WHEREAS, in the event a Beneficial Owner does not timely execute an interest sale agreement relating to a Cash Election or OP Unit Election, then such Beneficial Owner will be considered a “Non-Performing Beneficial Owner”;

WHEREAS, in accordance with Section 3818 of the Act and the general powers of the Trust and Trust Manager, the Trust shall have the right to, and intends to, redeem the Interests of Non-Performing Beneficial Owners (the “Redemption Prerogative”); and

WHEREAS, if the Trust shall exercise the Redemption Prerogative, the Operating Partnership has agreed to fund to the Trust the amount (the “Funds”) needed to purchase all Interests of a Non-Performing Beneficial Owner on the condition that the Trust Manager agrees to cause the Trust to use the Funds to acquire the Interests of the Non-Performing Beneficial Owner.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership, Trust Manager, and the Group Companies agree as follows:

ARTICLE 1
: OFFER FOR SALE AND PURCHASE; TERMS OF THE OFFER
1.1
Offer for Sale and Purchase. For the consideration and subject to the terms and conditions herein set forth, the Operating Partnership agrees to offer to purchase all of the Interests in the Trust from the Beneficials Owners on the terms, and for the consideration, set forth in the Disclosure Materials; and the Trust Manager on behalf of the Trust, (i) accepts and acknowledges the Operating Partnership’s offer to purchase all of the Interests in the Trust, (ii) agrees to facilitate the Transaction on the terms set forth herein, and (iii) has decided to enter into this Agreement on behalf of the Trust.
1.2
Operating Partnership Obligation to Fund. If the Trust shall exercise the Redemption Prerogative, the Operating Partnership hereby agrees to provide to the Trust the Funds needed to redeem all Interests of a Non-Performing Beneficial Owner in the amount equal to the Non-Performing Beneficial Owners pro rata portion of the Net Equity Value of the Trust (“Redemption Price”). “Net Equity Value” shall mean the appraised value of the Property in that certain property appraisal reports of the Property prepared by CBRE, Inc. and dated November 16, 2023 for the GA DST Properties and November 17, 2023 for the AL DST Properties (totaling $43,800,000.00 for the Property), less debt and anticipated Transaction Expenses. “Transaction Expenses” shall mean any transfer tax, base title costs (excluding endorsement costs), if any, or other expenses associated with the Transaction, which shall be the responsibility of the Trust, provided, however, each party shall be responsible for its own attorney’s fees.
1.3
Trust Obligation to Redeem. The Trust Manager hereby agrees to cause the Trust to use the Funds to redeem all Interests of a Non-Performing Beneficial Owner and, upon the receipt of the Funds, shall deliver the Redemption Price to the Non-Performing Beneficial Owner.
1.4
Cancellation. If the Interests of a Non-Performing Beneficial Owner shall be redeemed as set forth in this Article I, the Interests of the Non-Performing Beneficial Owner shall be deemed cancelled and of no further force and effect.
1.5
Cooperation with Operating Partnership. The Trust Manager agrees to support the Transaction and to use its best efforts to effectuate, or cause the Trust to effectuate, the transfer of Interests in the Transaction, as herein contemplated. The Trust Manager shall not solicit any competing offers for the acquisition of the Interests. The Trust Manager agrees to cooperate fully, or cause the Group Companies to cooperate fully, with the Operating Partnership in: (a) preparing and delivering any written communications to the Beneficial Owners and in facilitating the delivery to, and return of, the Disclosure Materials; (b) the Operating Partnership’s assumption and/or modification of Trust’s (or Sub-DST’s, as applicable) existing financing of the Property from the applicable lender (“Lender”), to occur at Closing (as defined herein); and (d) calculating the Net Equity Value, including any prorations or adjustments at Closing.
ARTICLE 2
: TERMINATION
2.1
Termination by the Operating Partnership. The Operating Partnership shall have the right to terminate this Agreement, and not effectuate the Transaction, by providing written notice to the Trust at any time prior to the Closing Date (as defined herein), subject to any applicable rules and regulations.
2.2
Effect of Termination. Upon the termination of this Agreement pursuant to Section 2.1 hereof, neither the Operating Partnership, the Trust Manager, nor the Group Companies shall have any liability to any other party hereto in connection with the transactions contemplated hereby, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve the Operating Partnership, the Trust Manager, or the Group Companies of any liability a result of a breach of any of the terms of this Agreement.
2.3
Break-Up Fee. In the event that the Trust Manager accepts, or causes the Trust or the Beneficial Owners to accept, another offer to acquire 100% of the Interests, for a price per Interest greater than the price proposed to be paid by the Operating Partnership pursuant to Section 1.2 of this Agreement (the “Superior Offer”), the Trust Manager shall pay Operating Partnership a break-up fee (the “Break-Up Fee”), in order to compensate the Operating Partnership for its costs and its management time, in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). The payment of such Break-Up Fee shall occur within five (5) calendar days after the applicable party has accepted the Superior Offer. The Trust Manager acknowledges that the agreements contained in this Section 2.3 are an integral part of the Transaction and that, without these agreements, the Operating Partnership would not have entered into this Agreement. Without limiting the generality of the foregoing, in the event of a breach (or deemed breach) by the Trust Manager of Section 2.3, the Operating Partnership may seek any and all other remedies available at law to which the Operating Partnership is entitled.
ARTICLE 3
: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST
3.1
Representations and Warranties of Trust. The Trust Manager, on behalf of itself and the Group Companies, hereby represents and warrants to Operating Partnership as follows:
(a)
Organization and Authority of Trust Manager. Trust Manager is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized by all requisite action on the part of the Trust Manager and represents the valid and binding obligation of Trust Manager enforceable against Trust Manager in accordance with its terms, assuming, for purposes hereof, the due authorization, execution and delivery, and the validity and binding effect, of this Agreement as against the Operating Partnership. Trust Manager has full right, power and authority to require that the Beneficial Owners transfer their Interests and to effectuate the transfer or redemption of Interests, as herein contemplated.
(b)
Organization and Authority of Group Companies. Trust and the Sub-DSTs are Delaware statutory trusts, validly existing and in good standing under the laws of the State of Delaware and have all necessary power and authority to execute and deliver this Agreement and to perform all of their obligations hereunder. This Agreement has been duly authorized by all requisite action on the part of Trust and represents the valid and binding obligation of Trust enforceable against Trust in accordance with its terms, assuming, for purposes hereof, the due authorization, execution and delivery, and the validity and binding effect, of this Agreement as against the Operating Partnership.
(c)
Disclosure Materials. The Trust Manager has reviewed this Agreement in its entirety, as well as the Disclosure Materials (including the exhibits thereto), and understands the terms of the Transaction and has consulted with legal counsel regarding the terms of the Transaction.
(d)
No Resulting Breach. Neither the execution and delivery of this Agreement by Trust Manager or the Group Companies, nor the performance of the Trust Manager’s and the Group Companies’ obligations hereunder, will result in a breach, violation or default by the Trust Manager or the Group Companies of any law, provision of its or their organizational documents or any other document to which it or they are bound or to which its or their assets are subject.
(e)
Pending Proceedings. To Trust Manager’s knowledge, as of the date hereof, there are no actions, suits or proceedings currently pending or threatened against the Group Companies or the Property, including any in regard to the license or the use and operation of the Property.
(f)
Foreign Person Affidavit. Trust is not a foreign person for purposes of said IRC Code Section 1445.
(g)
Governmental Actions. To Trust Manager’s knowledge, there is no condemnation, taking or other similar action affecting any portion of the Property.
(h)
OFAC. Trust is not, and will not become, a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not knowingly engage in any dealings or transactions or be otherwise associated with such persons or entities.
(i)
Entity Representations. Trust has good and valid title to, and is the lawful and sole record and beneficial owner of, the Sub-DST Interests, free and clear of all liens. Except for the operating agreements of the Sub-DSTs, Trust is not a party to any voting trust, voting agreement or other agreement relating to, binding on or otherwise affecting, the Sub-DST Interests. The Sub-DST Interests constitute all of the beneficial ownership interests in the Sub-DSTs as of the Closing. Upon consummation of the Closing, good and valid title to the Sub-DST Interests, free and clear of all liens, will transfer and pass to Operating Partnership. Trust has not granted to any third party any option or right to acquire any part of its interest in the Sub-DST Interests. The Sub-DST Interests have been duly authorized by the Sub-DSTs in accordance with all applicable laws, are validly issued, fully-paid and non-assessable and are not subject to or in violation of any preemptive or similar rights of any person or entity.
(j)
Financing. Trust and the Sub-DSTs have received any and all approvals necessary from their existing bank facilities (including, without limitation, any bank facilities that have liens on any or all of the Property), for the purposes of the Operating Partnership’s and/or modification of Trust’s (or Sub-DST’s, as applicable) existing financing of the Property, to occur at Closing, and the Transaction.

(k)
Taxes. The Group Companies have paid (or credited to the Operating Partnership in accordance with Article 5 herein) all applicable real estate taxes and assessments due and payable as of the Effective Date and related to the Sub-DSTs period of ownership in the Property, as applicable.
(l)
Employees. None of the Group Companies has ever had, nor currently has, any employees and there are no pending labor matters.
(m)
Environmental Matters. Except as otherwise may be disclosed in any Phase 1 Environmental Site Assessment or other document or report either (i) delivered from Trust to Operating Partnership as part of the Transaction prior to Closing or (ii) obtained by the Operating Partnership prior to Closing, to Trust Manager’s Knowledge, none of the Group Companies has received any written notice from any federal, state, county or municipal authority as to the existence of any hazardous materials at the Property, which has not been cured prior to the Effective Date.
(n)
Insurance. None of the Group Companies has any pending insurance claims.
3.2
Covenants of Trust.
(a)
From the Effective Date until Closing, the Trust Manager shall, and shall cause the Group Companies to: (i) maintain their books and records pertaining to the Property in accordance with the Group Companies’ past practices; (ii) cause the Master Tenants to continue to maintain and operate the Property in accordance with the Group Companies’ past practices and maintain, renew or enter into new leases and contracts in furtherance thereof; (iii) maintain the Property in good order and condition; and not permit the Property to materially and adversely change its present physical condition; (iv) comply with the terms and provisions of the Master Leases, contracts and other obligations of the Group Companies relating to the Property; and (v) cause the Master Tenants to enter into leases with new tenants of the Property only upon terms that are consistent with the Group Companies’ past practices.
(b)
From the Effective Date until Closing, the Trust Manager shall cause the Trust not to issue any additional Interests.
(c)
From the Effective Date until Closing, the Trust Manager shall not, and shall cause the Group Companies not to, issue, incur, assume, endorse, guarantee or otherwise be liable for any indebtedness, other than in respect of previously budgeted borrowings to support asset financing and capital expenditures previously disclosed to the Operating Partnership.
ARTICLE 4
: REPRESENTATIONS AND WARRANTIES OF OPERATING PARTNERSHIP
4.1
Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to Trust as follows:
(a)
Organization and Authority. The Operating Partnership is a Delaware limited partnership and in good standing under the laws of the State of Delaware and has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized by all requisite action on the part of the Operating Partnership and represents the valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, assuming, for purposes hereof, the due authorization, execution and delivery, and the validity and binding effect, of this Agreement as against Trust. The Operating Partnership has full right, power and authority to purchase the Interests as herein contemplated.

(b)
No Resulting Breach. Neither the execution and delivery of this Agreement by the Operating Partnership, nor the performance of the Operating Partnership’s obligations hereunder, will result in a breach, violation or default by the Operating Partnership of any provision of its organizational documents or any other document to which it is bound or to which its assets are subject.
(c)
OFAC. The Operating Partnership is not, and will not become, a person or entity with whom United States persons or entities are restricted or prohibited from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s specially designated and blocked persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
4.2
Indemnity and Survival of Warranties.

(a)
All representations and warranties contained herein (as the same may need to be modified on or before the Closing Date to reflect current information) shall survive the Closing hereunder for a period of one hundred eighty (180) days (the “Survival Period”) and shall not be deemed to have been waived at the Closing, or merged into any documents of conveyance or transfer to be delivered by the Group Companies at the Closing; provided, however, no person, firm or entity shall have any liability or obligation with respect to any representation or warranty herein contained unless on or prior to a date which is not later than expiration of the Survival Period the party seeking to assert liability under any such representation or warranty shall have notified the other party hereto in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of either party hereto under any representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated above on or prior to expiration of the Survival Period. Additionally, no claim for a breach of any representation or warranty of Trust (a “R&W Claim”) shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by the Operating Partnership to the Trust Manager prior to the expiration of the Survival Period and an action shall have been commenced by the Operating Partnership against Trust within thirty (30) calendar days after the expiration of the Survival Period. [REDACTED] and the limitations set forth herein shall in no event be deemed a limitation on any Trust’s obligation to reimburse Operating Partnership for attorneys’ fees, court costs and legal expenses to the extent such Trust is obligated to pay such amounts to Operating Partnership.
(b)
In addition to, and subject to, the terms of clause (a) above, the Trust shall indemnify, defend and hold Operating Partnership harmless from and in respect to any claims asserted by tenants, or creditors of or claimants against the Group Companies up to the date of Closing including, claims asserted by any tenant relating to events that arise prior to Closing. Further, and subject to, the terms of clause (a) above, Trust and Joinder Party shall jointly and severally indemnify, defend and hold Operating Partnership harmless from and in respect to any claims asserted by the Beneficial Owners in connection with the Transaction.
ARTICLE 5
: Adjustments and Prorations; Closing Statement
5.1
Adjustments and Prorations. Subject to the other provisions of this Article 5, the following matters and items shall be prorated and apportioned between the parties hereto, or, where applicable, credited in total to a particular party, as of 11:59 p.m. on the day before the Closing Date (the “Cut Off

Time”), with the Operating Partnership being responsible for all costs and expenses for the Property from and after the Cut Off Time, with net credits, to be settled in cash at the Closing, subject to further adjustment as herein provided:
(a)
Rent. Collected rents payable with respect to the then current rental period under the leases shall be apportioned as of the Closing and the net amount thereof shall be added to or deducted from, as the case may be, the Net Equity Value. With regarding to any rental amounts that are uncollected as of Closing, (i) no proration will be made at Closing, (ii) the Operating Partnership shall apply rent and other income from tenants that are collected after the Closing first to the obligations then owing to the Operating Partnership for its period of ownership and to costs of collection, remitting the balance, if any, to the Trust..
(b)
Real Estate Taxes. General real estate taxes, special assessments, ad valorem taxes and other state, county or municipal taxes (collectively, “Taxes”) relating to the Property attributable to each day of the Sub-DSTs’ ownership of the Property in 2024 shall be credited against the Net Equity Value at Closing (in accordance with the terms hereof), and the Operating Partnership shall be responsible for such taxes from and after the Cut Off Time, and shall use any credited amounts to pay the Taxes for 2024 when same become due and payable.
(c)
Operating Expenses. All electricity, water, gas, sewage and other utility and operating expenses (other than property management fees, service contracts to be terminated prior to Closing) if any, shall be prorated between the parties as of the Closing based on estimates using the most recent bill available, unless final readings or invoices are available as of Closing, and such amounts shall be a credit or debit against the Net Equity Value at Closing. Any and all deposits, if any, held by utility companies or with other providers of services to the Property shall remain the property of the Group Companies, except to the extent that the Operating Partnership elects to credit to the Group Companies (and/or the Beneficial Owners, as applicable) the amount of any such deposits. The operating expense prorations shall be final at Closing.
(d)
Insurance. No proration shall be made for insurance premiums.
(e)
Re-Adjustment. Except as otherwise provided in this Article 5, if any items to be adjusted pursuant to this Article 5 are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Either the Trust or Operating Partnership may deliver to the other party no later than 90 days following the Closing a schedule of prorations setting forth such party’s determination of any adjustments to the prorations made at Closing that it believes are necessary to complete the prorations as set forth in this Article 5. Any errors or omissions in computing adjustments or readjustments at the Closing or thereafter shall be promptly corrected or made, provided that the party seeking to correct such error or omission or to make such readjustment shall have notified the other party of such error or omission or readjustment on or prior to the date that is 120 days following the Closing (the “Reconciliation Date”). The provisions of this Article 5 and the obligations of the Trust and the Operating Partnership hereunder shall survive the Closing.
5.2
Property Management Agreements. The Group Companies, or Master Tenants, as applicable, shall have terminated the Property Management Agreements at or prior to Closing, and shall pay all termination costs, liquidated damages, disposition fees and/or expenses related thereto, it being understood and agreed that the Operating Partnership shall have no liability or obligations for the termination of the Property Management Agreements.

5.3
Signage. No later than ten (10) days after Closing, Operating Partnership shall remove any internal and cover external signage at or on the Property which makes a reference to (a) Metro Self Storage, Metro, or words and phrases of similar import, or (b) the Metro Self Storage logo.
5.4
Closing Statement. At Closing, the Trust Manager and the Operating Partnership will prepare a joint “Closing Statement,” which shall show the net amount due to Beneficial Owners or to the Operating Partnership as a result of the adjustments and prorations herein required. Except as herein set forth, the Closing Statement as agreed to between the Trust Manager and the Operating Partnership shall be final, binding and conclusive, absent fraud.
5.5
Tenant Notice Letters. Upon Closing, the parties shall deliver a notice of the change in landlord contact information and management company to the current tenants of the Property.
5.6
Prorations Final. All prorations are final unless otherwise provided herein.
5.7
Survival. The obligations and liabilities of this Article 5 shall survive closing.
ARTICLE 6
: CLOSING
6.1
No Earnest Money. The Operating Partnership shall not be required to deposit any amount to be held as an earnest money deposit hereunder.
6.2
Closing. The date on which the transactions herein contemplated shall be consummated is herein referred to as the “Closing Date” and the transactions occurring at that time are herein referred to as “Closing.” No party shall be obligated to agree to any date or time for Closing except the date and time herein set forth except at its sole and absolute discretion.
6.3
Operating Partnership’s Conditions Precedent to Closing. Satisfaction by the Trust Manager or the Group Companies, or waiver by the Operating Partnership, on or prior to the Closing Date of each of the following shall be a condition precedent to obligations of the Operating Partnership to close on the Transaction:
(a)
The representations and warranties of Trust contained in Section 3.1, including without limitation clause (e) thereof, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
(b)
The Master Leases shall be terminated effective as of the Closing Date.
(c)
The Group Companies shall have obtained the consent of the Lender to the Transaction, including the Operating Partnership’s and/or modification of Trust’s (or Sub-DST’s, as applicable) existing financing of the Property.

In the event any or all of the conditions precedent set forth in this Section 6.3 are not satisfied on or prior to the Closing Date, the Operating Partnership, as its sole remedy, shall have the right to terminate this Agreement in accordance with Section 2.1 hereof and the parties hereto shall have no further rights or obligations accruing hereunder from and after the effective date of said termination except for those obligations and liabilities that specifically survive termination of this Agreement.

6.4
Group Companies’ Conditions Precedent to Closing. Satisfaction by the Operating Partnership, or waiver by the Trust Manager and Group Companies, on or prior to the Closing Date of each of the following shall be a condition precedent to obligations of the Group Companies, and Trust Manager, as applicable, to close on the Transaction:
(a)
The representations and warranties of the Operating Trust contained in Section 3.2, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
(b)
The Operating Partnership shall simultaneously close on its acquisition of the Interests, including funding cash consideration to those Beneficial Owners making the Cash Election, issuing OP Units to those Beneficial Owners making the OP Unit Election and transferring to the Trust the Funds needed to redeem all Interests of a Non-Performing Beneficial Owner in the amount equal to the Redemption Price.

In the event any or all of the conditions precedent set forth in this Section 6.4 are not satisfied on or prior to the Closing Date, the Group Companies, and the Trust Manager, as its sole remedy, shall have the right to terminate this Agreement and the parties hereto shall have no further rights or obligations accruing hereunder from and after the effective date of said termination except for those obligations and liabilities that specifically survive termination of this Agreement.

ARTICLE 7
: MISCELLANEOUS
7.1
Expenses. Each party shall be responsible for the fees and expenses of its respective counsel and their other out-of-pocket costs and expenses in preparing and negotiating this Agreement and in connection with the Transaction, provision for which is not otherwise herein made.
7.2
Brokerage. Trust and Operating Partnership each hereby represent and warrant to the other that it has not dealt with any broker or finder in connection with the Transaction contemplated hereby.
7.3
Amendment; Waiver. Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.
7.4
Entire Agreement; Counterparts; Applicable Law. This Agreement (a) shall constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.
7.5
Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned or otherwise transferred (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment or transfer without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership (or its designee) may assign or transfer this Agreement and any agreement contemplated hereunder or thereunder to a respective subsidiary, or to any entity into which the Operating Partnership (or its designee), as applicable, is reorganized, without the consent of the Trust Manager.
7.6
Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership (or its designee) to effect such replacement.
7.7
Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.
7.8
Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial, or on appeal.
7.9
Waiver of Jury Trial. Each party knowingly, voluntarily, and irrevocably waives its rights to trial by jury in any action or proceeding arising out of or in any way related to this Agreement or their relationship hereunder. The provisions of this waiver shall survive closing and any termination of this agreement.
7.10
Notices.

If to the Trust Manager or any of the Group Companies:

Self-Storage Portfolio V Exchange, L.L.C.

c/o Inland Private Capital Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 586-6649

Attn: Rahul Sehgal

If to the Operating Partnership:

IPC Alternative Real Estate Operating Partnership, LP

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 586-6649

Attn: Jerry Kyriazis

And copies to:

The Inland Real Estate Group, LLC

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 586-4743

Attn: Law Department

[Signature pages to follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

The Operating Partnership: IPC ALTERNATIVE REAL ESTATE OPERATING PARTNERSHIP, LP, a Delaware limited partnership
By: /s/ Keith D. Lampi Name: Keith D. Lampi Title: CEO

THE TRUST MANAGER: Self-Storage Portfolio V Exchange, L.L.C., a Delaware limited liability company By: Inland Private Capital Corporation, a Delaware corporation, its sole member
By: /s/ Rahul Sehgal Name: Rahul Sehgal Title: EVP and CIO

THE TRUST:

Self-Storage Portfolio V DST, a Delaware statutory trust

By: Self-Storage Portfolio V Exchange, L.L.C., a Delaware limited liability company, its signatory trustee

By: Inland Private Capital Corporation, a Delaware corporation, its sole member

By: /s/ Rahul Sehgal
Name: Rahul Sehgal
Title: EVP and CIO

AL DST:

AL Self-Storage DST, a Delaware statutory trust

By: AL Self-Storage Exchange, L.L.C., a Delaware limited liability company, its signatory trustee

By: Inland Private Capital Corporation, a Delaware corporation, its sole member

By: /s/ Rahul Sehgal
Name: Rahul Sehgal
Title: EVP and CIO

GA DST:

GA Self-Storage DST, a Delaware statutory trust

By: GA Self-Storage Exchange, L.L.C., a Delaware limited liability company, its signatory trustee

By: Inland Private Capital Corporation, a Delaware corporation, its sole member

By: /s/ Rahul Sehgal
Name: Rahul Sehgal
Title: EVP and CIO

JOINDER PARTY:

The undersigned Joinder Party hereby joins in this Agreement for purposes of guarantying Trust’s obligations to the extent required under Section 3.3 hereof.

Inland Private Capital Corporation,

a Delaware corporation

By: /s/ Rahul Sehgal
 Name: Rahul Sehgal
Title: EVP and CIO